UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

American Church Mortgage Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Supplement to the Definitive Proxy Statement Filed on April 29, 2022, as amended by the Revised Definitive Proxy Statement filed on May 5, 2022

American Church Mortgage Company (the “Company”) filed its definitive proxy statement on April 29, 2022 with the U.S. Securities and Exchange Commission (the “SEC”), as amended by its revised definitive proxy statement filed with the SEC on May 5, 2022, in connection with the solicitation of proxies from its shareholders for its 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on June 28, 2022.

On May 27, 2022, the Company filed a Current Report on Form 8-K disclosing that the Company had entered into an Asset Sale Agreement (the “Asset Sale Agreement”) dated as of May 27, 2022 with OSK XII, LLC (the “Buyer”) under which the Company has agreed to sell and the Buyer has agreed to purchase substantially all of the assets of the Company and, following the sale, the Company will pay its creditors, distribute any remaining proceeds to its shareholders on a pro rata basis, and then dissolve. The Company will submit the Asset Sale Agreement and the dissolution to its shareholders for a vote at a special meeting of shareholders (the “Special Meeting”), which the Company expects to be held on or about June 27, 2022 and for which the Company will file a preliminary proxy statement and a definitive proxy statement with the SEC.

Because the Company plans to submit these matters to its shareholders for a vote at the Special Meeting, it is cancelling the 2022 Annual Meeting scheduled for June 28, 2022.